UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010
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BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 5th Avenue, 8th Floor New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 946-3998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

As described in Item 5.02 below, on September 29, 2010, the Employment Agreement, dated July 7, 2009, between the Bonds.com Group, Inc. (“we,” “us,” “our” and the “Company”) and Christopher Loughlin, our former Chief Operating Officer and Secretary, and the Employment Agreement, dated July 7, 2009, between the Company and Joseph Nikolson, our former Executive Vice President and former President of our Bonds.com, Inc. broker-dealer subsidiary, were terminated.

The former terms of these Employment Agreements are described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 14, 2009, and such description is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2010, the Company entered into a Separation Agreement, Release and Covenant Not to Sue with Christopher Loughlin, our former Chief Operating Officer and Secretary (the “Loughlin Separation Agreement”), and a Separation Agreement, Release and Covenant Not to Sue with Joseph Nikolson, our former Executive Vice President and former President of our Bonds.com, Inc. broker-dealer subsidiary (the “Nikolson Separation Agreement”).

The Loughlin Separation Agreement formalizes Christopher Loughlin’s departure from the Company and the termination of his employment, and establishes June 23, 2010 as the effective date of such separation.  Mr. Loughlin is no longer serving as our Chief Operating Officer or Secretary, and the Employment Agreement, dated July 7, 2009, between the Company and Mr. Loughlin was terminated.  Additionally, pursuant to the Loughlin Separation Agreement, the Company agreed as follows:

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The Company shall pay Mr. Loughlin severance in an aggregate gross amount equal to $750,000 (of which $27,711.19 has already been paid).  Such severance amount shall be paid to Mr. Loughlin as follows: Initially, the Company will pay Mr. Loughlin $4,167 in semi-monthly installments.  At such time, if any, as the Company successfully raises at least $4,000,000 in equity capital, the semi-monthly installments shall increase to $5,000.  At such time, if ever, as the Company achieves consolidated pre-tax profit of at least $3,000,000, the semi-monthly installments shall increase to $10,417, and at such time, if ever, as the Company achieves consolidated pre-tax profit of at least $10,000,000, the entire unpaid portion of the severance amount shall be paid.

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In addition to the severance amounts described above, the Company shall pay Mr. Loughlin $12,500 as reimbursement for accrued vacation and expenses, such payment to be due at such time, if ever, as the Company successfully raises at least $4,000,000 in equity financing.  This $12,500 payment equals an agreed upon $50,000 payment to Mr. Loughlin as reimbursement for accrued vacation and expenses, less $37,500 already paid to him in respect of such amount.

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The Company shall reimburse Mr. Loughlin for his COBRA premiums up to $1,495 per month for the shorter of 18 months or such earlier date on which Mr. Loughlin is eligible for health insurance under any other employment arrangement.

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To the extent permitted by applicable Securities and Exchange Commission and Financial Industry Regulatory Association rules and regulations, the Company shall sponsor Mr. Loughlin for the Series 7 examination.

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The Company agreed to issue Mr. Loughlin a fully-vested option to purchase 5,000,000 shares of our common stock at an exercise price equal to the lower of $0.375 per share or such lower price per share at which the Company issues employee stock options to any executive officer.  Mr. Loughlin’s Option Agreement, dated July 7, 2009, was terminated in full.

Additionally, pursuant to the Loughlin Separation Agreement, Mr. Loughlin waived any and all claims he may have against the Company or its affiliates, and the Company waived any and all claims it may have against Mr. Loughlin.

The Nikolson Separation Agreement formalizes Joseph Nikolson’s departure from the Company and the termination of his employment, and establishes June 18, 2010 as the effective date of such separation.  Mr. Nikolson is no longer serving as our Executive Vice President or as President of our Bonds.com, Inc. broker-dealer subsidiary, and the Employment Agreement, dated July 7, 2009, between the Company and Mr. Nikolson was terminated.  Additionally, pursuant to the Nikolson Separation Agreement, the Company agreed to pay Mr. Nikolson severance in an aggregate gross amount equal to $500,000 (of which $15,457 has already been paid).  Such severance amount shall be paid to Mr. Nikolson as follows: Initially, the Company will pay Mr. Nikolson $4,167 in semi-monthly installments.  At such time, if any, as the Company successfully raises at least $4,000,000 in equity capital, the semi-monthly installments shall increase to $5,000.  At such time, if ever, as the Company achieves consolidated pre-tax profit of at least $3,000,000, the semi-monthly installments shall increase to $10,417, and at such time, if ever, as the Company achieves consolidated pre-tax profit of at least $10,000,000, the entire unpaid portion of the severance amount shall be paid.  Additionally, at such time as the Company pays the final installment, it shall also pay Mr. Nikolson an additional $75,000.

Additionally, on September 29, 2010, the Company and Mr. Nikolson entered into an Amendment to Stock Option Agreement to amend Mr. Nikolson’s Option Agreement, dated July 7, 2009, to (a) confirm that the portion of such option permitting Mr. Nikolson to purchase 1,190,313 shares of our common stock is vested and to provide that such portion of the option may be exercised by Mr. Nikolson for the entire original term thereof (which lasts until July 7, 2019) (notwithstanding a provision in his option agreement that would have resulted in such portion of the option terminating 90 days after the termination of his employment), and (b) confirm that the balance of the option relating to 1,484,687 shares is terminated.

Additionally, pursuant to the Nikolson Separation Agreement, Mr. Nikolson waived any and all claims he may have against the Company or its affiliates, and the Company waived any and all claims it may have against Mr. Nikolson.

The descriptions of the Loughlin Separation Agreement and Nikolson Separation Agreement set forth above are summaries only and are qualified in their entirety by reference to the agreements themselves, copies of which are included as exhibits to this Current Report and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Separation Agreement, Release and Covenant Not to Sue, dated September 29, 2010, between the Company and Christopher Loughlin
10.2	Separation Agreement, Release and Covenant Not to Sue, dated September 29, 2010, between the Company and Joseph Nikolson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2010

BONDS.COM GROUP, INC.

By:	/s/ Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	Chief Executive Officer